Exhibit 3.176
CERTIFICATE OF INCORPORATION
OF
STOCKLEY ROAD INC.
*****
          FIRST: The name of the Corporation is STOCKLEY ROAD INC.
          SECOND: The address of the Corporation’s registered office is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware, and the name of its registered agent thereat is The Corporation Trust Company.
          THIRD: The purpose of the Corporation is to engage in any lawful act for which a corporation may be organized under the General Corporation Law of Delaware.
          FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one thousand shares of common stock of the par value of one dollar ($1.00) per share.
          FIFTH: The name and mailing address of the incorporator is M. Katherine Neville, One Wall Street, New York, New York 10005.
          SIXTH: The Board of Directors is expressly authorized to make, alter, amend or repeal the by-laws of the Corporation.

          SIXTH: The Board of Directors is expressly authorized to make, alter, amend or repeal the by-laws of the Corporation.
          IN WITNESS WHEREOF, I have made, signed, and sealed this Certificate of Incorporation on this 9th day of October, 1984.

/s/ M. Katherine Neville
M. Katherine Neville
Incorporator

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 09/04/1991 912485113 — 2046000
STOCKLEY ROAD, INC.
CERTIFICATE OF AMENDMENT
TO CERTIFICATE OF INCORPORATION
     The undersigned, being President of STOCKLEY ROAD, INC., a Delaware corporation (the “Corporation”), and being duly authorized thereto, does hereby CERTIFY that:
     1. The first paragraph of the Certificate of Incorporation of the Corporation is amended as follows:

First:	The name of the Corporation is Attwoods of North America, Inc.
     2. The foregoing amendment was duly set forth by the Board of Directors of the Corporation and duly adopted by the sole shareholder of the Corporation in accordance with the, provisions of Section 242 of the Delaware General Corporation Law.
     IN WITNESS WHEREOF, the undersigned has hereunto caused this Certificate to be executed this 26th day of August, 1991.

By:	/s/ Edwin D. Johnson
Edwin D. Johnson
President

Attest:

By:	/s/ Phillip C. Foreman Phillip C. Foreman
Secretary

ATTWOODS OF NORTH AMERICA, INC.
CERTIFICATE OF AMENDMENT
TO CERTIFICATE OF INCORPORATION
     The undersigned, being President of ATTWOODS OF NORTH AMERICA, INC., a Delaware corporation (the “Corporation”), and being duly authorized thereto, does hereby CERTIFY that:
1.	The fourth paragraph of the Certificate of Incorporation of the Corporation is amended as follows:

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is two thousand shares of common stock of the par value of one dollar ($1.00) per share.
     The foregoing amendment was duly set forth by the board of directors of the Corporation and duly adopted by the sole shareholder of the corporation in accordance with the provisions of Section 242 of the Delaware General Corporation Law.
     IN WITNESS WHEREOF, the undersigned has hereunto caused this Certificate to be executed this 12th day of August, 1993.

By:	/s/ Edwin D. Johnson
Edwin D. Johnson
President

Attest:

By:	/s/ Phillip C. Foreman Phillip C. Foreman
Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 07/07/1992 921895251 — 2046000

CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
WEST DRAYTON INC.
INTO
ATTWOODS OF NORTH AMERICA, INC.
     ATTWOODS OF NORTH AMERICA, INC., a corporation organized and existing under the laws of the state of Delaware,
     DOES HEREBY CERTIFY:
     FIRST: That this corporation was incorporated under the name of STOCKLEY ROAD, INC., on the 11th day of October, 1984, pursuant to the provisions of THE GENERAL CORPORATIONS ACT of the State of Delaware.
     SECOND: That this corporation owns all of the outstanding shares of the stock of WEST DRAYTON INC., a corporation incorporated on the 11th day of October 1984, pursuant to the provisions of THE GENERAL CORPORATIONS ACT of the State of Delaware.
     THIRD: That this corporation, by the following resolutions of its Board of Directors, by the unanimous written consent of its members, filed with the minutes of the Board on the 6th day of February, 1992, determined to and did merge into itself said WEST DRAYTON INC.

     RESOLVED, that ATTWOODS OF NORTH AMERICA, INC. merge, and it hereby does merge into itself said WEST DRAYTON INC., and assumes all of its obligations;
and
     FURTHER RESOLVED, that the merger shall be effective upon the date of filing with the Secretary of State of Delaware.
     FURTHER RESOLVED, that the proper officers of this corporation be and they hereby are directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said WEST DRAYTON INC. and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of state and a certified copy recorded in the office of the Recorder of Deeds of New Castle County and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.
     IN WITNESS WHEREOF, said ATTWOODS OF NORTH AMERICA, INC., caused this Certificate to be signed by its President and attested by its Secretary this 1 day of July, 1992.

By:	/s/ Edwin Johnson
EDWIN JOHNSON, President

ATTEST:
By:	/s/ PHILLIP FOREMAN PHILLIP FOREMAN, Secretary